UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 6, 2014
Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402
Cambridge, Massachusetts 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 6, 2014, InVivo Therapeutics Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. as representative of the several underwriters listed on Schedule A to the Underwriting Agreement (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate of 12,175,000 shares of the Company’s common stock (the “Shares”), and warrants to purchase up to an aggregate of 6,087,500 shares of the Company’s common stock (the “Warrants,” and together with the Shares, the “Securities”), at a price to the public of $1.15 per share of common stock and $0.00001 per warrant. The Warrants will have a per share exercise price of $1.4375, 125% of public offering price of the common stock. The Warrants are exercisable immediately and will expire five years from the date of issuance. Aegis Capital Corp. is acting as the sole book-running manager for the Offering.

Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 45-day option to purchase up to an additional 1,826,250 shares of its common stock and/or additional warrants to purchase up to 913,125 additional shares of common stock to cover over-allotments, if any. The common stock and/or warrants purchased under the over-allotment option may be sold either together or separately in any combination to be determined by the Underwriters. The Company expects to receive approximately $12.5 million in net proceeds from the Offering after underwriting fees and offering expenses, or approximately $14.5 million if the underwriter’s overallotment option is exercised in full. The Company currently intends to use the estimated net proceeds from the Offering for general corporate purposes, including for the research, development and pre-clinical studies for the Company’s product candidates, the completion of the Company’s scaffold pilot clinical study, and for working capital.

The Offering is made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-178584) filed with the Securities and Exchange Commission (the “Commission”), which became effective on January 19, 2012, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement, dated May 6, 2014 (the “Preliminary Prospectus Supplement”), and final prospectus supplement, dated May 6, 2014 (the “Final Prospectus Supplement”), relating to the Securities. The Offering is expected to close on or about May 9, 2014, subject to customary closing conditions.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.  It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Securities. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company during the three-month period following the date of the Underwriting Agreement, subject to extension in certain circumstances.

The Warrants to be issued in the Offering are exercisable beginning on the date of issuance and will expire five years from the date of issuance. The initial exercise price per share of common stock purchasable upon exercise of the Warrants is $1.4375 per share. The Warrants will be exercisable, at the option of each holder, in whole or in part, in cash (except in the case of a cashless exercise as discussed below).  The exercise price and number of shares of common stock issuable upon exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the Warrants.  In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of sales of our common stock at a price per share less than the exercise price of the Warrants then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect) and also upon any distributions of assets, including cash, stock or other property to our stockholders.  In the event that shares of common stock underlying the Warrants are no longer registered under the Securities Exchange Act of 1934, as amended, the holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant.

Upon the consummation of a “Fundamental Transaction” (as defined in the Warrant), the holder of the Warrant will have the right to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise in full of the Warrant without regard to any limitations on exercise contained in the Warrant.  The Warrants will be issued separately from the Shares, and the Warrants will not be listed on any national securities exchange or other trading market, and no trading market for the Warrants is expected to develop.

The foregoing description of the terms of the Underwriting Agreement and the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Underwriting Agreement and the form of Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement entered into by and between InVivo Therapeutics Holdings Corp. and Aegis Capital Corp. as representative of the several underwriters named on Schedule A thereto, dated May 6, 2014

4.1	Form of Warrant to be issued pursuant to the Underwriting Agreement dated May 6, 2014
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Opinion of Greenberg Traurig, LLP, filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: May 6, 2014	By:	/s/ Tamara Joseph
	Name:	Tamara Joseph
	Title:	SVP, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement entered into by and between InVivo Therapeutics Holdings Corp. and Aegis Capital Corp. as representative of the several underwriters named on Schedule A thereto, dated May 6, 2014

4.1	Form of Warrant to be issued pursuant to the Underwriting Agreement dated May 6, 2014
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Opinion of Greenberg Traurig, LLP, filed as Exhibit 5.1)